UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2018

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)

Dismissal of Independent Accountant.

On September 21, 2018, we dismissed Dale Matheson Carr-Hilton LaBonte LLP (“DMCL”) as our company’s independent registered public accounting firm. The dismissal of DMCL was approved by our company’s board of directors.

DMCL’s report on our company’s financial statements for the fiscal years ended February 28, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, though it did contain an explanatory paragraph in which DMCL stated that certain factors raised substantial doubt about our company’s ability to continue as a going concern.  However, DMCL’s report on our company’s financial statements for the fiscal years ended February 28, 2018 and 2017 referred to a report on DMCL’s audit, conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), of our company’s internal control over financial reporting as of February 28, 2018, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and this report on DMCL’s audit of our internal control over financial reporting, a copy of which was attached to DMCL’s report on our financial statements, expressed an adverse opinion on our company’s internal control over financial reporting because of management did not design and maintain effective controls over four material weaknesses, all of which were listed in the report and all of which are listed below.

During our company’s fiscal years ended February 28, 2018 and 2017 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with DMCL on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement, if not resolved to the satisfaction of DMCL, would have caused DMCL to make reference to the subject matter of the disagreement in connection with a report on our financial statements.

During our company’s fiscal years ended February 28, 2018 and 2017 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

In DMCL’s report on its audit of our internal control over financial reporting as of February 28, 2018, DMCL identified the following four material weaknesses:

•

In-house accounting personnel not having knowledge of complex US GAAP that caused misinterpretation and misapplication of Accounting Standards Codification (“ASC”) 805, Business Combinations regarding the fair value of assets acquired on initial recognition. Specifically, our company did not assess whether the measurement of the fair value of assets acquired in business combinations during the year was more reliably measurable based on the fair value of the consideration given or fair of assets acquired which resulted in the re-statement of the interim financial statements for each of the first and second quarterly reporting periods.

•

Not maintaining its tax compliance requirements for which our company determined that the appropriate tax accounting under ASC 740, Income Taxes was not performed impacting the deferred tax asset accounts and related financial statement disclosures.

•

Review and approval of supplier and vendor invoices and the related oversight and accuracy of recording the associated charges in our company’s books.

•

Lack of adequate oversight related to the development and performance of internal controls. Due to the limited number of personnel in our company, there are inherent limitations to segregation of duties amongst personnel to perform adequate oversight.

We do not disagree with DMCL on any of these matters.

DMCL’s report on its audit of our internal control over financial reporting as of February 28, 2018, expressly states that this report did not affect DMCL’s report on our company’s financial statements for the fiscal years ended February 28, 2018 and 2017.

We provided DMCL with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this current report on Form 8-K, and, if not, stating the respects with which it does not agree. A copy of such letter, dated September 21, 2018, is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)

Engagement of Independent Registered Public Accounting Firm.

On September 21, 2018, we appointed Davidson & Company LLP (“Davidson”) as our company’s independent registered public accounting firm. The appointment of Davidson was approved by our company’s board of directors.

During our company’s fiscal years ended February 28, 2018 and 2017 and in the subsequent interim period through the date of appointment of Davidson, we have not consulted with Davidson regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Davidson provided to our company a written report or oral advice that Davidson concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, our company has not consulted with Davidson regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
16.1	Letter from Dale Matheson Carr-Hilton LaBonte LLP dated September 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Operating Officer

Date: September 24, 2018

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